EXHIBIT 10.53

LEASE AGREEMENT

THIS LEASE, dated as of August ____ 2012, between 30 RAMLAND ROAD, LLC, having its principal place of business c/o GHP Office Realty, LLC, Four West Red Oak Lane, White Plains, New York 10604 (hereinafter called “Owner”), and RADIANCY, INC., having an address at 40 Ramland Road, Orangeburg, New York 10962 (hereinafter called “Tenant”).

1.           Term.                      (a) Owner agrees to lease to Tenant and Tenant agrees to hire from Owner, approximately 7,140 rentable square feet known as Suite 200 on the Second (2nd) floor, as set forth on the floor plan attached hereto as EXHIBIT “B” (the “Premises”), located at 40 Ramland Road, Orangeburg, New York 10962 (the “Building”). Tenant hereby agrees to occupy the Premises from October 1, 2012 (the “Commencement Date”) through and including September 30, 2016 (the “Expiration Date”) (the “Term”).  Tenant shall use the Premises for general and executive office purposes only. The parties hereto acknowledge that Tenant presently occupies a portion of the Premises pursuant to the 2010 Lease (hereinafter defined) and knows the condition thereof.  The Premises shall be tendered to Tenant in their present “AS IS” condition, broom clean. Tenant shall be responsible for installing any and all furniture, trade fixtures and equipment (other than Building systems) in the Premises. Owner shall perform no service and do no work in the Premises except as specifically stated herein.  Tenant shall not make any alterations or additions in the Premises without Owner’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  On the Expiration Date, the Tenant shall remove all of its furniture, fixtures and equipment and leave the Premises broom clean.

(b)  Notwithstanding the foregoing, Owner shall install, at Owner’s cost and expense, a separation wall in the Premises with emergency exit in accordance with the plans attached hereto as EXHIBIT “B” using Building standard materials and finishes.

(c) Pursuant to that certain Lease Agreement dated as of September 1, 2010 (as amended from time to time, hereinafter referred to collectively as the “2010 Lease”), Owner leased to Tenant, a portion of the Premises which shall be deemed to comprise 4,640 rentable square feet, for a term which expires on September 30, 2014. Effective on October 1, 2012 (the “Effective Date”), Owner and Tenant hereby cancel and terminate the 2010 Lease, and Owner and Tenant each respectively agrees to and does hereby release the other party from each and every covenant, duty, debt and obligation on the other party’s part to be performed, pursuant to the 2010 Lease, that may accrue and become performable, due or owing from and after the Effective Date, except any terms, covenants and conditions which, pursuant to the express terms of the 2010 Lease, survive the expiration or sooner termination of the 2010 Lease.

2. Rent, Etc.

(a)           Fixed Rent. Tenant hereby agrees to pay to Owner Fixed Rent, exclusive of electric, as follows:

Period	Annual Fixed Rent, exclusive of electric	Monthly Fixed Rent exclusive of electric
October 1, 2012 to September 30, 2014	$101,531.00	$8,461.00
October 1, 2014 to September 30, 2016	$111,670.00	$9,306.00

(b)           Electric and Gas; Utility Service.   (i) During the Term hereof, Owner shall also provide Tenant with the necessary facilities to furnish: (i) electricity (“Electric Service”) to the Premises, including any supplemental heating, ventilating and air conditioning systems, of three (3) watts of connected load per rentable square (which is currently being provided at the Premises), exclusive of the Building’s HVAC system; and gas (“Gas Service”) to the Premises.

(ii)  Intentionally Omitted.

(iii) Tenant shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment if the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors exceeds three (3) watts of connected load per rentable square, exclusive of the Building’s HVAC System, without first obtaining written consent from Owner in each instance.  Tenant agrees that at all times its use of Electric Service shall not exceed the capacity or overload any of the central and appurtenant installations for Electric Service including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Property, Building, or Premises or any other mechanical equipment spaces located therein.  Tenant's use of Electric Service shall not interfere with the use thereof by other occupants of the Building and shall be of such a nature, as determined by Owner in its judgment and discretion, so as not cause permanent damage or injury to the Premises or the Building of which the Premises are a part, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or unreasonably interfere with or disturb other tenants or occupants.

(iv)  Owner reserves the right to stop, interrupt and/or suspend Utility Service, Gas Service and/or Electric Service when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof.  The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Tenant and upon reasonable notice to Tenant (except that no notice shall be required in the event of an emergency) and Owner shall pursue same with due diligence.

(v)  Owner shall in no way be liable for any loss, damage, or expense which Tenant may incur as a result of the change, at any time, of the character or quality of Electric Service, Gas Service and/or Utility Service or any failure of or defect in Electric Service, Gas Service and/or Utility Service by reason of any public or private utility company then supplying such service to the Property, Building or the Premises and Tenant agrees to hold the Owner harmless and to indemnify it from and against any loss, liability or damage in connection therewith resulting from Tenant's negligent or willful acts or omissions.  This indemnity shall survive the expiration or other termination of this Lease.

 (c)  Parking.  Tenant shall be entitled to the use of Four (4) reserved automobile parking spaces in the common, self-parking area at the back entrance to the Building (such parking area is hereinafter referred to as the “Parking Area).   The Parking Area will be used solely for the parking of normal sized passenger cars used by Tenant’s employees while they are working at the Building.  The Parking Area may be used between the hours of 8:00 A.M. and 8:00 P.M. on regular business days.  The Parking Area may be made available to the general public. Tenant shall observe all regulations adopted by the Owner in connection with the operation of the Parking Area.  Any automobile without suitable authorization to park may be denied access to the Parking Area.   The parking spaces referred to in the first paragraph of this section (c) are not a part of the Premises.  Neither Tenant nor its invitees may use or park any trucks or delivery vehicles in the Parking Area. Tenant shall use the Parking Area at its own risk and Owner shall not be liable for loss or damage to any vehicle, or its contents, resulting from theft, collision, vandalism or any other cause.  Tenant has been informed that Owner does not provide a guard or other personnel or device to patrol, monitor or secure the Parking Area.  If Owner does provide personnel or a device, it shall have the right to terminate or withdraw such personnel or device at any time.  No overnight parking is permitted.  If any vehicle owned by Tenant, or its invitees, shall remain in the Parking Area overnight, Owner may remove the vehicle, at the Tenant’s cost, and without liability for damage.  Owner may increase the parking fee, if any, but not in excess of that customarily charged by parking areas in the city where the Building is located.

(d)           If the Fixed Rent shall commence on any other day other than the first day of the month, then the first installment of the Fixed Rent shall be prorated to the end of such month.  The Fixed Rent, utility charges and all other Additional Rent reserved hereunder (collectively the “Rent”) shall be payable on the first day of each month of the Term commencing on the Commencement Date, without setoff, deduction, abatement, demand or notice.  If Tenant fails to pay Rent or any other sum within 10 days after its due date, Owner shall charge Tenant a late fee of $250 in order to offset its administrative costs.  Simultaneously with the execution of this Lease, Tenant shall pay to Owner one (1) month's Fixed Rent.

(e)           Security Deposit.  Owner shall transfer the security deposit in the amount of $4,133.00 that Owner is holding under the 2010 Lease, to hold as the security required under this Lease (the “Security Deposit”) in order to secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Owner the sum shown above as a “Security Deposit” on the understanding:

(i) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Owner may have on account thereof, and upon such application Tenant shall pay Owner on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

(ii) that should the Premises be conveyed by Owner, the Security Deposit or any balance thereof may be turned over to the Owner's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Owner from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

(iii) that Owner shall not be required to keep the Security Deposit in a separate account for the benefit of Tenant but may commingle it with security deposits of all other tenants in the Building;

(iv) that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Owner against Tenant; and

(v) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f)           Subletting and Assignment.  Tenant may sublet all of the Premises, but not less than all, to one subtenant, for occupancy and use as permitted by this Lease, provided however, that Tenant shall first obtain the consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed.  The consent by Owner to such subletting shall not in any way be considered to relieve Tenant from obtaining the express consent of Owner to any further subletting.

If Tenant shall have a bona fide intention to sublet the Premises, as stated above, it shall first notify Owner of such fact and of the terms of Tenant's proposed subrental and other terms of subletting, and:

(i)	If Tenant intends to sublet the Premises, then and in such event Owner shall have the option, exercisable by notice within 30 days after the date of Tenant's notice to elect to cancel this Lease effective as of 6 months from the last day of the month in which Owner shall have given such notice.  Upon any such cancellation of this Lease by Owner, Tenant shall have no further obligations to Owner with respect to this Lease except for obligations accrued up to the date of cancellation.

(ii) If Owner shall not have elected to cancel as aforedescribed, and if within a period of 6 months from the date of Tenant's notice, Tenant has not requested Owner's consent to a specific subletting, then the provisions of this Article requiring Tenant to give notice to Owner of intended subletting, and any Owner's rights to elect, shall again prevail.

(iii) If Owner shall not exercise the option to cancel this Lease Tenant may actively seek to obtain an appropriate subtenant and Tenant shall submit (x) the name and address of such proposed subtenant, (y) reasonably satisfactory information as to the nature and character of the business of the proposed subtenant and as to the proposed nature of its proposed use of the space, and (z) banking, financial and other information relating to the proposed subtenant reasonably sufficient to enable Owner to determine the financial responsibility and character of the proposed subtenant.

           (iv)  In determining whether or not to consent to a proposed subletting, Owner may take into consideration all relevant factors surrounding the proposed sublease, including the following:

1.	The business reputation of the proposed subtenant.

2.	The nature of the business and the proposed use of the Premises by the proposed subtenant.

3.	The financial condition of the proposed subtenant.

4.	Restrictions contained in leases of other tenants of the Building (but said restrictions shall not prohibit the use specified in this Lease).

(v)  If such proposed subletting is effected by Tenant, Tenant shall pay to Owner a sum equal to 50% of (i) any rent or other considerations paid to Tenant by any subtenant less expenses of such subleasing (including but not limited to brokerage commissions and costs of improvements) in excess of the rent allocable to the subleased space which is then payable by Tenant to Owner pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any such subletting.  All sums payable hereunder by Tenant shall be payable to Owner upon receipt thereof by Tenant.  Notwithstanding the foregoing, at the option of the holder of any mortgage encumbering the Building, this Section shall be inapplicable during any period that such holder is Owner hereunder.

(vi) Tenant shall not advertise its space for subletting at a rental rate lower than the greater of the then comparable rental rate for such space in the market where the Building is located or the rental rate under this Lease for such space.  When Owner or an affiliate of Owner has other equivalent space in the Building available for leasing by Owner or an affiliate of Owner, Tenant shall not sublet all or any portion of the Premises to an occupant of any space in the Building, or to any party which has negotiated with Owner or an affiliate of Owner for any space during the 9 months immediately preceding Tenant's request for Owner's consent.

(vii)           Tenant may not exercise its rights under this Article prior to the Commencement Date.

(viii)           No sublease of the Premises shall be effective unless and until Tenant delivers to Owner duplicate originals of the instrument of sublease (containing the provisions required by Section (8)) and any accompanying documents.  Any such sublease shall be subject and subordinate to this Lease.

(ix)           All subleases shall (i) be expressly subject to all of Tenant's obligations hereunder, (ii) provide that the sublease shall not be assigned, encumbered or otherwise transferred, that the premises thereunder shall not be further sublet by the sublessee, in whole or in part, and that the sublease shall neither suffer nor permit any portion of the sublet premises to be used or occupied by others without the prior consent of Owner in each instance and (iii) contain substantially the following provision:

“In the event a default under any superior lease of all or any portion of the premises demised hereby results in the termination of such superior lease, this Lease shall, at the option of the lessor under any such superior lease, remain in full force and effect and the tenant hereunder shall attorn to and recognize such lessor as Owner hereunder and shall promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.  The Tenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby.”

(x)           Tenant shall remain fully responsible and liable for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of Tenant hereunder and any such violation shall be deemed a violation by Tenant.  Tenant shall pay Owner on demand any reasonable expenses incurred by Owner in acting upon any request for consent to subletting pursuant to this Article.

(xi)           Anything herein to the contrary notwithstanding, no assignment of this Lease, whether accomplished by merger, consolidation or transfer of assets of Tenant or otherwise (including any transaction accomplished pursuant to the provisions of Section (i)), shall be valid or binding upon Owner unless the Tenant shall have obtained Owner’s prior consent and complied with the provisions of this Article and the assignee shall execute, acknowledge and deliver to Owner an agreement, in recordable form, whereby the assignee agrees unconditionally to be personally bound by and perform all the obligations of Tenant hereunder thereafter accruing and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments, but the failure or refusal of the assignee to execute, acknowledge or deliver such an agreement shall not release the assignee from its liability for the obligation of Tenant hereunder assumed by acceptance of the assignment of this Lease.

(xii)           Whether or not Owner shall give its consent to any proposed sublease, Tenant shall indemnify, defend and save harmless Owner against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney's fees) resulting from any claims that may be made against Owner by the proposed sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed or final sublease.

(xiii)  Any assignment or sublease in violation of this Lease shall be null and void and of no force and effect.

(g)            Cleaning  (i) Tenant shall, at its sole cost and expense, dispose of all its garbage and waste matter in compliance with the reasonable rules and regulations established by Owner from time to time and those of all governmental agencies having jurisdiction.  All refuse shall be kept in air-tight containers.  Tenant shall be required to have its garbage removed from the Premises via the route designated by Owner to a location in or near the Building designated by Owner, on a daily basis and during hours designated by Owner.  In removing such garbage and waste matter from the Premises, Tenant shall use closed containers of such nature that in the process of such removal, no vermin or waste matter shall spill or flow from such containers.

(ii)           Tenant, at its own cost and expense, shall keep the Premises free from vermin, rodents or anything of like, objectionable nature (“Vermin”), and shall employ only such Vermin exterminating contractors as are approved by Owner.  In the event of Tenant's failure to keep the Premises free from Vermin, Owner shall have the right, at Tenant's expense, to take all necessary and proper measures to eradicate any and all Vermin from the Premises.  At Owner’s option, Tenant shall pay to Owner, as additional rent, the cost of employing an exterminator, on a regular basis, to keep the Premises free from Vermin.

(iii) Tenant, at its own cost and expense, shall keep the Premises clean and in good order, and shall employ only such cleaning contractors as are approved by Owner.  In the event of Tenant's failure to keep the Premises clean and in good order, Owner shall have the right, at Tenant's expense, to take all necessary and proper measures to clean the Premises.  At Owner's option, Tenant shall pay to Owner, as additional rent, the cost of employing a cleaning contractor, on a regular basis, to keep the Premises clean and in good order.

3.           Possession.  If Owner should be unable to give possession of the entire Premises to Tenant, Tenant’s obligation to pay Fixed Rent shall proportionally abate for the period of time until the earlier of (i) the entire Premises are available for Tenant’s possession or (ii) Tenant’s occupancy of the entire Premises.

4.           Utilities; Maintenance.  Tenant shall pay $750.00 per month, during the Term, commencing on the Commencement Date, for utilities, including Electric and Gas Service.  Such monthly payments shall be deemed “Additional Rent”.  Owner shall maintain the Building, Building HVAC system, the Building sprinkler alarm service, Building ground and structural maintenance (except interior window glass), and Owner shall perform common area cleaning, and Tenant shall not be obligated to pay any share of the cost thereof; it being understood and agreed that such costs are included in Fixed Rent.  Tenant agrees to maintain the interior of the Premises in good repair.  Tenant shall be liable for any damage to the Premises or the Building or the mechanical systems caused by Tenant or its contractors, agents and/or invitees, normal wear and tear excepted.  If Tenant fails reasonably to cure a default, Owner may do so for Tenant and charge Tenant the reasonable cost thereof, plus interest as provided in subparagraph 2(d).  Tenant shall not engage in any activity which would prevent nearby tenants from having the quiet enjoyment of their premises.  Tenant shall comply with the Rules and Regulations set forth in EXHIBIT “A” or as reasonably promulgated by Owner for the Building.

5.           Holdover Rent. Tenant shall pay Owner 200% of the amount of Rent then applicable for each month Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Owner on account thereof.  The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Owner shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom

6.           Americans’ with Disabilities Act.  Notwithstanding anything to the contrary contained in this Lease, Owner and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 (the “ADA”) shall be allocated as follows: (i) Owner shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Owner shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Owner for the purpose of improving the Building generally or are done as Owner’s work and the plans and specifications for Owner’s work were prepared by Owner's architect or space planner and were not provided by Tenant's architect or space planner; (iii)  Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

7.           Elevator Service; Directory.  If the Building is equipped with elevators, Owner, during Building Standard Hours of Operation, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Owner may designate a specific elevator for use as a service elevator.  Tenant’s name and suite number shall appear on the door of Tenant’s Premises and the Building’s directory in accordance with Building standard signage, at Owner’s expense.

8.           No Warranty.  Owner does not warrant that any of the services referred to above, or any other services which Owner may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Owner. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Owner liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Owner shall however, exercise reasonable diligence to restore any service so interrupted.

9.           Insurance.  (a)  Tenant shall maintain insurance policies with a financial rating of not less than A:VII under Best Directory of Fire Insurance Companies, which policies shall be issued by a company authorized to issue insurance policies in the State of New York naming Owner, Owner's Building Manager, GHP Office Realty, LLC, Tenant and any Mortgagee of Owner, as their respective interests may appear, at its own cost and expense including (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Lease, if any, and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost; (ii) business interruption insurance, (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than $3,000,000.00 combined single limit for each occurrence.  The comprehensive general liability policy shall include contractual liability which includes the other applicable provisions of this Lease.

(b)  On or before the commencement date of the Lease, Tenant shall furnish to Owner and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Owner, GHP Office Realty, LLC as additional insureds.  Renewal certificates must be furnished to Owner at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

(c)  All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Owner.  Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

(d)  Owner and Tenant each agree that neither Owner nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use its best efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

(e)  Tenant waives all claims against Owner for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

10.           No Liability.  Owner shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property.  Owner shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others.  To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees.  Nothing contained herein shall be construed to relieve Owner from liability for any personal injury resulting from its gross negligence, fraud or willful misconduct.

11.           Requirements of Law.  Tenant shall comply with the regulations of the Fire Department, the insurance rating organization, and other authorities having jurisdiction over the Building.  Tenant shall promptly discharge or bond any mechanic's liens which are filed against either party or the Building as a result of any contracts or activities of Tenant.  Tenant shall not store any materials or engage in any practices which would have the effect of increasing the insurance rates on the Building or its contents above what they would be if Tenant were not in occupancy on the Premises.  Tenant shall not store any materials or rubbish outside the Premises.

12.           Destruction - Fire or Other Casualty.  Tenant shall promptly notify Owner or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Owner's insurance, the Owner may proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction.   If Owner elects not to restore the Premises or Building, Owner shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Fixed Annual Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored.  Owner and Tenant shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

            13.                      Eminent Domain.  In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Owner may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Owner receiving notice of such condemnation. All compensation awarded for any condemnation shall be the property of Owner, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Owner all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Owner or any Lender of Owner and such award shall be limited to the amount of Rent actually paid by Tenant to Owner for the period of time for which the award is given. Any additional portion of such award shall belong to Owner.

14.           Subordination.  This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Owner, or subject to any offsets or defenses which Tenant might have against Owner (prior to such Lender becoming Owner under such attornment), (ii) liable for or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Owner, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Owner shall have failed to cure such default within the time permitted Owner for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Owner or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

15.           Tenant’s Certificate. (a) Tenant shall from time to time, upon written request by Owner or Lender, deliver to Owner or Lender, within ten (10) days after receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Owner is not in default under any provision of this Lease (or if Owner is in default, specifying each such default); and, (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

(b)  Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Owner may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are no defaults by Owner; and, (iv) notices to Tenant shall be sent to Tenant's Address as set forth on page 1 of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

16.           Default.  If Tenant: fails to pay any installment of Rent or other payment when due, then such event shall constitute a “default” hereunder.  If Tenant has (i) vacated or abandons the Premises, or (ii) becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing, or (iii) fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Owner, or (iv) if the interest of Tenant shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant's property or (v) default in the payment of fixed rent or additional rent fees under the 2010 Lease which accrued prior to the Effective Date, then any such event or conduct shall constitute a "default" hereunder.

If Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within thirty (30) days after such filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Owner shall have all of the rights provided for in the event of nonpayment of the Rent.

17.           Owner’s Default.  If any alleged default on the part of the Owner hereunder occurs, Tenant shall give written notice to Owner in the manner herein set forth and shall afford Owner a reasonable opportunity to cure any such default.  In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Owner's behalf.  In no event will Owner be responsible for any damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Owner hereunder.

18.           Remedies.  The remedies provided Owner under this Lease are cumulative.

(a)  Upon the occurrence of any default, Owner may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

(b)  Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Owner may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Owner may deem advisable. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease.

(c)  If Owner, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

(i) All Rent due from Tenant to Owner shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including attorney's fees) of Owner;

(ii) Owner, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Owner, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

(iii) If Owner shall have terminated this Lease, Tenant shall also be liable to Owner for all damages provided for in law and under this Lease resulting from Tenant's breach including, without limitation, the difference between the aggregate rentals reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

(d) Tenant hereby waives all right to trial by jury in any claim, action proceeding or counterclaim by either Owner or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, and/or Tenant's use or occupancy or the Premises.

(e) In addition to the above, Owner shall have any and all other rights provided a Owner under law or equity for breach of a lease or tenancy by a Tenant.

19.           Full Payment.  No payment by Tenant or receipt by Owner of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

20.           Brokers.  Owner and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for GHP Office Realty, LLC (the “Broker”).  Tenant represents and warrants to Owner that (except with respect to the Broker and with whom Owner has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify Owner and hold Owner harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in herein.

            21.                      Force Majure.  Owner shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God.

22.           Hazardous Materials.  (a)  The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").  Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials.  However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Owner shall reasonably require, (c) if any applicable Law or Owner's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Owner), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

(b)  Tenant shall promptly notify Owner of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property or in any other instance regarding Hazardous Materials. At such times as Owner may reasonably request, Tenant shall provide Owner with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, and such other information as Owner may reasonably require or as may be required by Law.

(c)  If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Owner), at Tenant's expense (without limiting Owner's other remedies therefor). Tenant shall further be required to indemnify and hold Owner, Owner's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Owner's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Owner. If Owner or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

23.           Reservation of Rights.  In addition to any other rights provided for herein, Owner reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

(a)           To name the Building and to change the name or street address of the Building;
(b)           To install and maintain all signs on the exterior and interior of the Building;
(c)           To designate all sources furnishing sign painting or lettering for use in the Building:
(d)
During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to              decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant's obligation to pay Rent for the Premises;

(e)	To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;
(f)
On reasonable prior notice to Tenant, to exhibit the Premises to any prospective              purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

(g)
To take any and all measures, including entering the Premises for the purpose of making  inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Owner  will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

(h)
To relocate various facilities within the Building and on the land of which the Building is a part if Owner shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises.

24.           Notices.  All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or two (2) days after any such notice is sent by certified mail, return receipt requested or on delivery if sent by overnight delivery service (with one acknowledged receipt), to Tenant at the Building, and if to Owner, at the address shown of the first page of this Lease, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt).  Any notices hereunder may be given by Owner, its authorized agent or Owner’s attorney.

25.           Owner. (a) The term “Owner” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Owner and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Owner's obligations hereunder.

(b)  The “Building Standard Hours of Operation” shall be Monday through Friday from 8:00 a.m. to 6:00 p.m., exclusive of New Years Day, the day designated as the legal holiday for the celebration of

Washington's Birthday, Martin Luther King Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day and all union holidays.  If Tenant requires HVAC services at other times other than Building Standard Hours of Operation, Tenant shall give Owner at least 48 hours prior notice and Owner shall furnish such HVAC services to the Premises at Owner’s then current charge for such additional HVAC services.

               26.                      Intentionally Omitted.

27.           No Joint Venture.  Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Owner and Tenant is that of Owner and Tenant.

            28.                      Entire Agreement.  This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.  Neither Owner nor any agent of Owner has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

            29.                      Owner’s Liability.  Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Owner's liability or that of its directors, officers, employees and agents (collectively “Owner”) for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Owner's equity interest in the Building.  Any judgments rendered against Owner shall be satisfied solely out of Owner's interest in the Building.  No personal judgment shall lie against Owner upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Owner's assets.  The provisions hereof shall inure to Owner's successors and assigns including any Lender.  If Tenant claims or asserts that Owner has violated or failed to perform a covenant under the Lease, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies for any such violation or failure.

            30.                      No Recordation.  Neither party, without the written consent of the other, will execute or record any this Lease or any summary or memorandum of this Lease in any public recorders office.

            31.                      No Waiver.  Failure of Owner to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Owner of that condition. No waiver shall be effective against Owner unless in writing and signed by Owner. Similarly, this Lease cannot be amended except by a writing signed by Owner and Tenant.

            32.                      Successors and Assigns.  The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

33.           Governing Law.  This Lease shall be governed by the law of the State where the Building is located.  The parties agree to submit to jurisdiction of the courts of the County and City in which the Building is located.

            34.                      Exhibits.  All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

35.           Not Binding.    It is understood and agreed that this Lease is submitted to the Tenant for signature with the understanding that it shall not bind the Owner unless and until it has been executed by the Owner and delivered to the Tenant or Tenant's attorney.

36.           Neutral Interpretation.  This Lease is the product of the efforts of both parties and it is their express agreement that it should not be interpreted in favor of either Owner or Tenant.

37.           Patriot Act.  Tenant represents and warrants that Tenant is not now acting and shall not in the future act, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury. Tenant further represents and warrants that Tenant is not now engaged and shall not in the future be engaged, directly or indirectly, in any dealings or transactions or otherwise be associated with such person, group, entity or nation; and Tenant hereby agrees to defend, indemnify and hold Owner harmless from and against any and all claims, losses, costs, expenses, damages and liabilities (including, without limitation, attorneys’ fees) arising from or related to any breach of the foregoing representations.

38. Signage.    Tenant may, at its sole cost and expense, install a sign on the exterior of the Premises near the entrance door of the Premises (“Tenant’s Exterior Signage”) in accordance with this Section. Tenant shall obtain all approvals in connection with Tenant’s Exterior Signage, and Tenant’s Exterior Signage shall conform to all applicable laws.  If Owner has not approved the size, materials, design, layout, location and/or style of Tenant’s Exterior Signage prior to the execution of this Lease, then the size, design, layout, style, location and/or materials of such signage shall be submitted to Owner for its prior consent, such consent not to be unreasonably conditioned, withheld or delayed.

39. Early Termination Right.   Owner hereby agrees that Tenant herein named shall have a one time right, to terminate this Lease effective on the last day of the month on which the second (2nd) anniversary of the Commencement Date falls (the “Termination Date”) with respect to the entire Premises, provided, however, that Tenant herein named has notified Owner of its intention to terminate this Lease (“Tenant’s Termination Notice”) at least three (3) months prior to the Termination Date, time being of the essence with respect to said notice.  Tenant’s Termination Notice must be in writing and sent to Owner as provided for in this Lease. Tenant agrees to surrender the Premises in accordance with the provisions of this Lease on the Termination Date. The right provided to Tenant herein named to terminate this Lease with respect to the entire Premises as provided herein is conditioned in all respects upon there being no event of default in the observance or performance of any term, covenant, condition or agreement on Tenant’s part to be observed or performed under this Lease both at the time Tenant’s Termination Notice is given and immediately prior to the Termination Date.

In Witness Whereof, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, on the day, month and year set forth on the first page of this Lease.

30 RAMLAND ROAD, LLC, Owner

By:_________________________________________________
Name:                                Andrew Greenspan
Title:                      Manager/Member

RADIANCY, INC., Tenant

By:_________________________________________________
Name:
Title:

EXHIBIT “A’

RULES AND REGULATIONS

1.  The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

           2.  No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Owner.  No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Owner.  Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Owner.

           3.  No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Owner.  Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Owner.

 4.  The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

           5.  No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

 6.  The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7.  No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant.  No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Owner, and as Owner may direct.  No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Owner.  On the Expiration Date, the Tenant shall remove all telephone and data communication lines and cables, and repair all damage resulting from the removal of such lines and cables.

 8.  No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant.  No cooking shall be done or permitted in the Building by any tenant without the approval of the Owner.  No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

 9.  No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Owner.

10.  No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way.  Nothing shall be thrown out of any doors or window.

11.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof.  Each tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12.  All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Owner or its agents may determine, from time to time.  Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

13.  No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau.  No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14.  No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Owner.

15.  Owner shall have the right to prohibit any advertising by any tenant or occupant which, in Owner's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Owner, such tenant or occupant shall refrain from or discontinue such advertising.

16.  Owner reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Owner.  Owner will furnish passes to persons for whom any tenant requests such passes.  Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Owner for all acts of such persons.

17.  Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.  Corridor doors, when not in use, shall be kept closed.

18.  Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Owner's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19.  No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20.  The requirements of tenants will be attended to only upon application at the office of Owner.  Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Owner.

21.  Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22.  There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Owner may require.

23.  If the Premises demised to any tenant become infested with vermin, Owner shall cause its premises to be exterminated, from time to time.

24.  No premises shall be used, or permitted to be used, at any time, without the prior approval of Owner, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25.  No tenant shall clean any window in the Building from the outside.

26.  No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Owner.  If any such matter requires special handling, only a qualified person shall be employed to perform such special handling.  No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27.  Owner shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Owner.  Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28.  With respect to work being performed by a tenant in its premises with the approval of Owner, the tenant shall refer all contractors, contractors' representatives and installation technicians to Owner for its supervision, approval and control prior to the performance of any work or services.  This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29.  Owner shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30.  Owner shall not permit entrance to the premises of tenants by use of pass keys controlled by Owner, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Owner and employees of the United States Postal Service.

31.  Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Owner shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32.  Without Owner's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

33.           Owner shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Owner or its designated contractor upon demand Owner’s then established charges for labor and materials in connection therewith.

34.    Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Owner.  No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Owner shall designate.

35.  No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness.  No beating of carpets or rugs or moving of furniture shall be permitted in the Premises.  Window cleaning shall be done only by Owner, and only between 6:00 AM and 5:00PM.

36.  No tenant shall allow the premises to be occupied by more than an average of one person for each 150 square feet of such tenant’s floor space nor shall any tenant install and/or operate any machines, equipment or appliances, the installed electrical load of which when combined with the load of all lighting fixtures and all occupancy factors would result in the interference with and/or overload the normal operation of the air conditioning system serving the Building and/or the premises.  Tenant agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun’s position whenever the said air conditioning system is in operation, and tenant agrees at all times to cooperate fully with Owner to abide by all the regulations and requirements which Owner may prescribe for the proper functioning and protection of the said air conditioning system.